Exhibit 10.2

NEEDHAM BANK

FIRST AMENDMENT TO
NEEDHAM BANK NONQUALIFIED DEFERRED COMPENSATION PLAN FOR OFFICERS

WHEREAS, Needham Bank (hereinafter referred to as “Bank”) previously established the Needham Bank Nonqualified Deferred Compensation Plan for Officers, effective April 1, 2013 (the “Plan”), for a select group of management or highly compensated employees; and

 WHEREAS, the Bank desires to amend the Plan to freeze the Plan with respect to new participants; and

WHEREAS, Section 7.1 of the Plan provides that the Bank may amend the Plan in certain respects at any time.

NOW THEREFORE, the Bank does hereby amend the Plan as follows, effective as of January 28, 2025:

The following new sentence is added to the end of Section 1.16 of the Plan:

“Notwithstanding the foregoing, effective as of January 28, 2025 (the “Freeze Date”), the Plan shall be frozen with respect to designating Executives to participate in the Plan.  Accordingly, after the Freeze Date, no Executive who is not already participating in the Plan will be eligible to be selected and approved to participate in the Plan.  This amendment will not affect any Executive who is already participating in the Plan as of the Freeze Date.”

[signature page follows]

IN WITNESS WHEREOF, Needham Bank has executed this First Amendment to the Needham Bank Nonqualified Deferred Compensation Plan for Officers on this January 28, 2025.

Needham Bank:

By: /s/ Christopher Lynch

Title: Chairman of the Compensation Committee